UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As set forth more fully below, on May 13, 2009, a subsidiary of IDT Corporation (the “Registrant”), filed a registration statement on Form 10 with the U.S. Securities and Exchange Commission (“SEC”) that includes audited financial statements of that subsidiary as of and for the two-year period ended July 31, 2008 and unaudited financial statements as of and for the six month period ended January 31, 2009.  The results of operations of the Spun-Off Entities (as defined below) are or will be included in the Registrant’s financial results.  The financial statements included in the Form 10 disclose that in the six months ended January 31, 2009, the Registrant recorded estimated impairment charges of $29.7 million for CTM Media Group, Inc. and $1.8 million for Idea and Design Works, LLC.  Such impairment charges will also be included in the Registrant’s results of operations for the nine months ended April 30, 2009.  The Registrant’s financial results will be released on or around June 11, 2009 and its quarterly report filed on Form10-Q for its third quarter is due on June 15, 2009.

Item 8.01 Other Events.

On May 12, 2009, the board of directors of the Registrant authorized management to pursue a plan to separate, through a tax-free spinoff (the “Spin-Off”), the following subsidiaries of the Registrant: (i)CTM Media Holdings, Inc. (“Holdings”); (ii) CTM Media Group, Inc.; (iii) IDT Local Media, Inc.; (iv) IDT Internet Mobile Group, which holds the Registrant’s majority interest in Idea and Design Works, LLC; and (v) Beltway Acquisition Corporation, which holds the broadcast license of the WMET-AM radio station ((ii), (iii), (iv) and (v) collectively the “Spun-Off Entities”). Following the effecting of a related internal restructuring of the Registrant (the “Restructuring”), the Spun-Off Entities will be held by Holdings, a Delaware corporation, that was formed on May 8, 2009 for such purpose.  The intent is that Holdings will be spun-off to the Corporation’s stockholders as a new publicly traded company.  Approval of the spinoff by the Registrant’s stockholders is not required.

The Registrant’s board of directors believes that the Spin-Off will separate certain business units whose performance and financial results of the business units to be separated are more predictable and have different growth characteristics than the remaining operations.  The Registrant also believes that separating the two groups of operating units will allow management of each of the Registrant and Holdings to design and implement corporate strategies and policies that are based primarily on the business characteristics of that company and its business units, maintain a sharper focus on core business and growth opportunities, and concentrate their financial resources wholly on their own operations. Moreover, the separation of Holdings will provide investors with greater transparency regarding the value of Holdings’ business units. In addition, the spin-off will separate business units with different risk profiles and performance characteristics from one another.

The planned Spin-Off will be accomplished through a pro rata distribution of Holdings’ common stock to the Registrant’s stockholders of record as of the close of business on the record date which has yet to be determined by the Registrant’s board of directors.  As a result of the Spin-Off, it is currently contemplated that each of the Registrant’s stockholders will receive: (i) one share of Holdings Class A common stock for every three shares of the Registrant’s common stock; (ii) one share of Holdings Class A common stock for every three shares of the Registrant’s Class B common stock; (iii) and one share of Holdings Class B common stock for every three shares of the Registrant’s Class A common stock; and (iv) cash in lieu of a fractional share of all classes of Holdings’ common stock.

Completion of the spinoff is subject to final approval by the Registrant’s board of directors, confirmation of the tax-free nature of the transaction, as well as effectiveness of a Form 10 registration statement filed with the SEC. The Form 10 was filed on May 13, 2009 with the SEC and includes detailed information about Holdings, the spinoff and related matters. Holdings will distribute an information statement to stockholders following completion of the SEC’s review of the Form 10. The Registrant’s board of directors reserves the right to amend, modify or abandon the Spin-Off and the related transactions at any time prior to the distribution date.

This Form 8-K report contains forward-looking statements addressing the spinoff, the operation, business and prospects of the Registrant and Holdings following the spinoff and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the spinoff, including the timing and terms of the spinoff and whether the spinoff will be completed, and uncertainties regarding the impacts on the Registrant and the market for their respective securities if the spinoff is accomplished. In addition, the Registrant and Holdings are subject to additional risks and uncertainties, as described in the Registrant’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: May 13, 2009	By:	/s/ James A. Courter
Name: James A. Courter
Title: Chief Executive Officer